EXHIBIT 10(j)


                    Cummins Engine Company, Inc.
                    Employee Stock Purchase Plan
                     ____________________________


The following terms and provisions constitute The Cummins Engine
Company, Inc. Employee Stock Purchase Plan as approved and in effect as of November 1, 1998.

1.  Definitions.

   A. "Account" shall mean an account under the Plan established by the Administrator for each Participant.

   B. "Administrator" shall mean Bank of New York or such other administrator as Cummins in its discretion may approve from time to time after the Effective Date.

   C. "Base Pay" shall mean the Participant's base salary or hourly wages, exclusive of allowances, incentive pay, reimbursed expenses, overtime pay, fringe benefits and other similar forms of payment.

   D. "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

   E.  "Commission" shall mean the United States Securities and
       Exchange Commission.

   F. "Company" shall mean Cummins or its U.S. subsidiaries and affiliates.

   G. "Common Stock" shall mean shares of the Common Stock of Cummins, $2.50 par value per share.

   H.  "Cummins" shall mean Cummins Engine Company, Inc.

   I. "Company Contributions" shall mean amounts contributed to the Plan by the Company on behalf of a Participant that are sufficient to result in the Participant receiving the equivalent of a 10% discount on the Plan shares purchased pursuant to Sections 4 and 5 of the Plan. Cummins may, upon 30 days prior written notice to Participants, change the targeted discount level and related amount of Company Contributions in its sole discretion.

   J.  "Effective Date" shall mean November 1, 1998.

   K.  "Employee" shall mean any active U.S. employee of the Company.

   L. "Investment Authorization" shall mean an investment authorization form, which may also include a Withholding
       Authorization.

   M. "Participant" shall mean an individual who satisfies the eligibility requirements set forth in Section 2 of the Plan.

   N. "Plan" shall mean this Cummins Engine Company, Inc. Employee Stock Purchase Plan.

   O.  "Plan Shares" shall mean shares of Common Stock.

   P. "Statement" shall mean a statement prepared by the Administrator and mailed to a Participant summarizing the transactions in the Participant's Account.

   Q. "Withholding Authorization" shall mean an initial enrollment or subsequent change payroll withholding authorization form, which may include an Investment Authorization.

2.  Eligibility.  To participate in the Plan, an individual:

   A. Must be an Employee employed at a work location having sufficient payroll system capabilities to support the Plan;

   B. Must submit a Withholding Authorization to the Company on or before the first day of the month in which the individual wishes to participate, authorizing the Company to make the payroll deductions specified by the employee, subject to any minimum deduction set by Cummins; and

   C. Must submit an Investment Authorization to the Company, authorizing the Company, through the Administrator, to act as agent for the employee for purposes set forth in the Plan.

3. Sources of Cash. The Administrator will establish an Account as agent for each Participant and will credit the cash received from the following sources to the Account for the purchase of Plan
   Shares for each Participant's Account:

   A. Employee payroll deduction contributions made by the Participant;

   B.  Company Contributions made on behalf of the Participant; and

   C. Unless otherwise directed by the Participant, cash dividends received from Cummins on all Plan Shares in a Participant's Account at the time a dividend is paid.

   The minimum and maximum contribution that a Participant may make to an Account is 1% and 15% of Base Pay per pay period, respectively, or such other amounts as Cummins in its sole discretion may determine from time-to-time after the Effective
   Date.

4. Application of Cash. The Administrator will apply the cash credited to the Participant's Account under Section 3 to the purchase of full and fractional Plan Shares and will credit them to the Participant's Account. In making these purchases, the Administrator may commingle the cash credited to all Participants' Accounts. The Administrator will make reasonable efforts to apply the cash described in Section 3 that it receives as agent for the Participant to the purchase of Plan Shares on or promptly after the first day of the following month after receipt by the Administrator, except as described in Section 5. Dividends received on Plan Shares and other amounts of cash credited to the Account will be aggregated with the employee payroll deductions and amounts contributed by the Company received during the calendar month and applied to the purchase of Plan Shares, unless otherwise directed by the Participant.

5. Purchase of Plan Shares. The Administrator will purchase Plan Shares in negotiated transactions or on any securities exchange or other securities trading facility where Common Stock is traded from time to time. The purchases will be on terms as to price, delivery and other matters, and will be executed through those brokers or dealers, as the Administrator may determine. Under certain circumstances, observance of the rules and regulations of the Commission or applicable securities exchange or other securities trading facility may require temporary suspension of purchases by the Administrator or may require that a purchase be spread over a longer period than indicated in Section 4. In that event, purchases will be made or resumed when permitted by the rules and regulations of the Commission or applicable securities exchange or other securities trading facility; and the Administrator will not be accountable for its inability to make all purchases within the applicable period. If any Commission, securities exchange or other securities trading facility suspension of trading in Common Stock remains effective for 90 consecutive days, the Administrator will remit to each Participant promptly after the end of the period, all cash in the Participant's Account attributable to the Participant's payroll deductions and cash dividends paid to all Cummins shareholders during such period.

6. Statements. As soon as practicable after the end of each calendar quarter (but in no event later than 20 calendar days after the end of each calendar quarter) the Administrator will mail a Statement to each Participant summarizing the transactions in the Participant's Account. The Administrator will hold the Plan
   Shares of all Participants in its name or in the name of its nominee evidenced by as many or as few certificates as the Administrator determines. No certificate representing Plan Shares purchased for a Participant's Account will be issued to the Participant unless and until his or her Account is terminated.

7. Expenses. Cummins will pay the service charges, brokerage, costs of mailing and other charges incurred in connection with the purchase of Plan Shares.

8. Tax Matters. Each Participant is responsible for all taxes (whether local, state or federal) due because of the Company Contribution, because of the payment of a dividend or because of the sale of Plan Shares credited to him or her. The Administrator will timely prepare and forward to the United States Internal Revenue Service, the appropriate state and local authorities and the Participants the information returns required by the Code and all state statutes, presently Forms 1099-Div and 1099-B. All Company Contributions will constitute taxable income to the Participant to whose Account they are credited and will be reported to the United States Internal Revenue Service on the Participant's Form W-2 as taxable earnings.

9. Stock Dividends and Splits. Any stock dividends and any shares received as a result of a stock split on any Plan Shares accumulated in a Participant's Account will, when received by the Administrator, be credited to the Participant's Account.

10. Tender or Exchange Offer. If a tender offer or exchange offer is commenced for Common Stock, the Administrator, upon receipt of information with respect thereto as the holder of record of the Plan Shares, will either (i) forward, or arrange for the forwarding of, information provided by the offeror to holders of record of Common Stock to each Participant or (ii) provide to the offeror the name and mailing address of each Participant as reflected on the records of the Administrator with instructions to mail such material to each Participant. The Administrator will tender all or part of a Participant's Plan Shares in response to written instructions from the Participant in such form as the Administrator may reasonably require and only if such instructions are received by the Administrator at least five days (or such shorter period as may be required by law) prior to the termination of the offer. Unless the Administrator has received instructions in accordance with the previous sentence, it will not tender a Participant's Plan Shares. Except to the extent disclosure is required to tender Plan Shares pursuant to proper written instructions, the Administrator will maintain the confidentiality of a Participant's election to tender or not tender Plan Shares.

11. Voting of Plan Shares. The Administrator will vote the Participant's Plan Shares as instructed by the Participant on a form to be furnished by and returned to the Administrator at least five days (or such shorter period as the law may require) before the meeting at which such Plan Shares are to be voted. The Administrator will not vote Plan Shares for which no instructions are received.

12. Sale of Plan Shares. A Participant may request that the Administrator sell all or any part of his or her Plan Shares at any time. A Participant who wishes to sell any part of his or her Plan Shares may do so by giving notice to the Administrator. Upon receipt of the notice, the Administrator, as the Participant's agent, will sell the number of Plan Shares specified in the Participant's notice within five business days of receipt by the Administrator of instructions to sell the Plan Shares, and will deliver to the Participant the proceeds of the sale, less a handling charge, brokerage commissions, and other costs of sale. Whole and fractional shares may be aggregated and sold with those of other Participants, in which case the proceeds for each Participant will be based on the average sales price of all shares aggregated and sold. Any sale may, but need not, be made by purchase for other Accounts, in which case the price will be the mean of the high and low selling price of Common Stock as reported by the principal stock exchange on which the stock is traded on the date of receipt by the Administrator of the notice of the Participant's desire to sell Plan Shares, or, if the stock is not traded on the date of receipt, the mean on the next prior date that it was so traded. Any fractional shares that are not sold will be paid for in cash at a price equal to the mean of the high and low selling prices of Common Stock as reported by the principal stock exchange on which Common Stock is traded on the date of receipt by the Administrator of the notice of the Participant's desire to sell Plan Shares or, if the stock is not traded on the date of receipt, the mean on the next prior date that it was traded. If a Participant elects to sell all of his or her Plan Shares, that Participant will be deemed to have terminated participation in the Plan, and the provisions of
   Section 13 will apply.

13. Termination. Participation in the Plan may be terminated by a Participant at any time by giving notice to the Company. The Company will inform the Administrator of any Participant election to terminate participation within ten business days of the receipt by the Company of the notice from the Participant. As soon as practicable following receipt of the notice (but in no event more than 20 days following receipt of the notice), unless a Participant makes a contrary election, the Administrator will send to the terminating Participant, at a reasonable charge, a certificate representing the full Plan Shares accumulated in his or her Account and a check for the net proceeds of any fractional share in his Account. If a Participant elects to terminate and continues to be an Employee, he or she may not rejoin the Plan for a period of six months from the date of the termination. In any case of termination, the Administrator will, if the Participant elects, sell, as the Participant's agent, all or part of the Participant's shares within five business days of receipt by the Administrator of instructions to sell his or her Plan Shares, and will deliver to him or her the proceeds of the sale, less a handling charge, brokerage commissions, and other costs of sale. Whole and fractional shares may be aggregated and sold with those of other Participants, in which case the proceeds for each Participant will be based on the average sales price of all shares aggregated and sold. Any sale may, but need not, be made by purchase for other Accounts in which case the price will be the mean of the high and low selling price of Common Stock as reported by the principal stock exchange on which the stock is traded on the date of receipt by the Administrator of the notice of termination or, if the stock is not traded on the date of receipt, the mean on the next prior date that it was so traded. On termination, fractional shares accumulated in a Participant's Account which are not aggregated and sold will be paid for in cash at a price equal to the mean of the high and low selling prices of Common Stock as reported by the principal stock exchange or inter-dealer quotation system on which Common Stock is traded on the date of receipt by the Administrator of the notice of termination or, if the stock is not traded on the date of receipt, the mean on the next prior date that it was traded.

14. Amendments. The Administrator may, with the consent of Cummins, amend this Plan. Cummins may amend or terminate the Plan by giving the Administrator 90 days written notice of such amendment or termination. The Administrator may terminate this Plan by giving Cummins 90 days written notice of termination. In addition the Administrator may, with the consent of Cummins, or shall, if requested to do so by Cummins, appoint a successor to serve as agent for the Participants under the Plan. In any case, the Administrator and Cummins will cause a notice of the action to be mailed to each Participant. No action will have a retroactive effect that would prejudice the interests of the Participants.
   The terms and conditions of this Plan as in effect on the effective date of the appointment of the successor will be binding upon the successor.

15. Limitation on the Company's and the Administrator's Liability. The Company and the Administrator will not be liable for any action which is in compliance with the terms and conditions of this Plan taken or omitted in good faith, including without limitation, any claim of liability:

    A. Arising out of failure to terminate a Participant's Account upon the Participant's death or otherwise prior to the receipt of written notice of the event causing termination, accompanied by documentation deemed satisfactory by the Administrator;

    B. With respect to the prices at which Plan Shares are purchased or Plan Shares or Rights are sold for a Participant's Account and the timing and terms on which the purchase or sale is made; or

    C. For the market value, or any fluctuation in the market value, after purchase of the Plan Shares or sale of Plan Shares or Rights for a Participant's Account.

16. Transfer; Assignment. Except as is expressly provided in this Plan, no Participant may sell, pledge, hypothecate or otherwise assign or transfer his Account, any interest in his Account or any cash or stock credited to his Account. Any attempt to sell, pledge, hypothecate, assign or transfer his Account, any interest in his Account or any cash or stock credited to his Account will be void.

17. Effect of Financial Hardship Distribution. A Participant who receives a financial hardship distribution from a qualified cash or deferred arrangement described in Section 401(k) of the Code that is maintained by the Company may not contribute to the Plan for a period of 12 months after receipt of the financial hardship distribution. The Participant must submit a new Withholding Authorization to the Company in order to recommence contributions to the Plan after he or she has received the financial hardship distribution.

18. Governing Law. The Withholding Authorization, the Investment Authorization and this Plan and its operation will be governed by and construed in accordance with the laws of the State of Indiana.